GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
ANNOUNCES TWO ACQUISITIONS
ADDING $70 MILLION IN ANNUAL REVENUE

- Expands Automotive Import Parts Business in Canada -
- Enhances Janitorial and Sanitation Supplies Product Offering -

Atlanta, Georgia, June 21, 2016 – Genuine Parts Company (NYSE: GPC) announced today that it has entered into two definitive agreements.

The Company has entered into definitive agreements to acquire Auto-Camping, Ltd. and select assets within the Janitorial and Sanitation (“Jan/San”) business of Rochester Midland Corporation. These two businesses combine to generate approximately $70 million in annual revenues, and both agreements are expected to close on July 1, 2016, subject to satisfaction of customary closing conditions.

Auto-Camping, with 20 locations across Canada, is a leading distributor of original equipment import parts in Canada. Auto-Camping specializes in original equipment automotive parts for European vehicles and sells to foreign repair specialists as well as original equipment dealers. The addition of Auto-Camping is expected to generate annual revenues of approximately $50 million (USD).

The Jan/San business supplies a variety of Janitorial and Sanitation accessories to more than 400 distributors primarily in North America. The Company plans to integrate this business into the Impact Products division of S.P. Richards and its growing Facilities and Breakroom Supplies product offering. This business is expected to generate incremental annual revenues of approximately $20 million.

Paul Donahue, President and Chief Executive Officer of Genuine Parts Company, stated, “The purchase of these two businesses represents our ongoing commitment to accretive growth through targeted acquisitions. The purchase of Auto-Camping complements our Olympus Import Parts acquisition in the first quarter of 2016 and further expands our product offering and distribution capabilities in the fast growing import parts sector of the aftermarket. Our Jan/San investment supports our diversification strategy and growth initiatives at S.P. Richards. We are pleased to add both businesses to the GPC family and we look forward to their future contributions to the growth of the Company.”

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the Company’s ability to successfully integrate its acquired businesses, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2015 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2015 revenues of $15.3 billion.

Contacts
Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Vice President — Investor Relations – (678) 934-5628